UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 20, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On March 20, 2006 the Company terminated its 2005 agreement with Enterra Energy Trust under which PRB was responsible for developing coal-bed methane gas wells on properties leased by Enterra’s Rocky Mountain Gas (“RMG”) subsidiary in Wyoming and Montana. The termination was completed in accordance with the termination provisions of the agreement.

The Company has or will have drilled approximately 46 wells in Wyoming’s Powder River Basin, primarily in the North and South Gillette fields. These wells include approximately 19 pilot wells to the Moyer coal in the South Gillette field currently being drilled and completed.  PRB has agreed to continue to operate RMG’s Wyodak coal wells in the Wings, Airport and Echo fields for the next 60 days giving RMG time to establish alternative operatorship of these producing Wyodak wells.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)